UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 5, 2011

FAIRCHILD SEMICONDUCTOR INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15181	04-3363001
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3030 Orchard Parkway

San Jose, California 95134

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (408) 822-2000

Check the appropriate box below if the form 8-k filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At our annual stockholders’ meeting held on May 5, 2011, stockholders approved an amendment to the Fairchild Semiconductor 2007 Stock Plan to increase the number of shares of our common stock that may be issued under the plan by 4,400,000 shares. The amended version of the plan is summarized in our definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on March 25, 2011, in connection with the annual meeting, and is incorporated by reference. This description of the amendments to the plan is qualified in its entirety by reference to the actual terms of the plan, which is attached as Exhibit 10.27 to this report.

Also, on May 5, 2011, our board of directors elected Mr. Terry A. Klebe to the board of directors. Prior to joining our board, Mr. Klebe was senior vice president and chief financial officer of Cooper Industries plc, a multinational industrial manufacturing company with 2010 revenues of $5.1 billion, from 2002 until announcing his retirement in February 2010. He continued to serve as vice chairman at Cooper until his retirement in April 2011. Prior to becoming CFO, Mr. Klebe held senior executive management roles at Cooper in information technology, operations and finance. Prior to joining Cooper, Mr. Klebe was a partner with Ernst & Young LLP. Mr. Klebe will join our audit committee.

Item 5.07	Submission of Matters to a Vote of Security Holders

At our annual stockholders’ meeting held on May 5, 2011, stockholders approved the five proposals listed below. The matters voted upon, including the number of votes cast for, against, as well as the number of abstentions and broker non-votes were as follows:

Proposal No. 1: Elect eight directors to serve until the 2012 annual meeting of stockholders.

	Votes For	Votes Against	Abstentions	Non-Votes

Charles Carinalli	105,208,041	4,536,073	11,726	16,852,806

Randy W. Carson	106,336,850	3,388,871	30,119	16,852,806

Anthony Lear	107,156,559	2,587,143	12,138	16,852,806

Thomas L. Magnanti	107,973,598	1,751,617	30,625	16,852,806

Kevin J. McGarity	106,134,411	3,606,970	14,459	16,852,806

Bryan R. Roub	107,190,155	2,551,428	14,257	16,852,806

Ronald W. Shelly	105,648,603	4,073,879	33,358	16,852,806

Mark S. Thompson	105,374,478	4,367,308	14,054	16,852,806

Proposal No. 2: To approve an amendment to the Fairchild Semiconductor 2007 Stock Plan

Votes For	Votes Against	Abstentions	Non-Votes

81,959,985	22,306,249	5,489,606	16,852,806

Proposal No. 3: An advisory vote on executive compensation

Votes For	Votes Against	Abstentions	Non-Votes

101,504,140	2,460,860	5,790,840	16,852,806

Proposal No. 4: A vote on the frequency of future advisory votes on executive compensation

1 Year	2 Years	3 Years	Abstain	Non-Votes

93,185,385	250,553	10,842,019	5,477,883	16,852,806

Proposal No. 5: Ratify the appointment of KPMG LLP as the company’s independent registered public accounting firm.

Votes For	Votes Against	Abstentions	Non-Votes

123,721,284	2,673,638	213,724	—

Item: 9.01	Exhibits

Exhibit 10.27 Fairchild Semiconductor 2007 Stock Plan.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Fairchild Semiconductor International, Inc.

Date: May 10, 2011	/s/ Paul D. Delva
Paul D. Delva
Senior Vice President, General Counsel and Corporate Secretary